UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006
Odyssey Re Holdings Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-16535 (Commission File Number)	52-2301683 (I.R.S. Employer Identification Number)

Odyssey Re Holdings Corp.
300 First Stamford Place, Stamford, Connecticut 06902
(203) 977-8000
(Address of principal executive offices and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
On July 19, 2006, Odyssey Re Holdings Corp. (“OdysseyRe”) entered into an agreement with Mr. R. Scott Donovan to serve as OdysseyRe’s Executive Vice President and Chief Financial Officer, effective as of August 15, 2006, subject to approval by OdysseyRe’s Board of Directors. For the past four years, Mr. Donovan has served as President and Chief Operating Officer of TIG Insurance Group, an affiliate of OdysseyRe; prior to that, Mr. Donovan was TIG’s Chief Financial Officer for three years.
Item 1.02.     Termination of a Material Definitive Agreement.
On July 19, 2006, Mr. Robert Giammarco resigned from OdysseyRe, effective August 15, 2006, terminating Mr. Giammarco’s agreement with OdysseyRe to serve as OdysseyRe’s Executive Vice President and Chief Financial Officer, as described in OdysseyRe’s 8-K filed with the Securities and Exchange Commission on March 10, 2005.
Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 19, 2006, Mr. Robert Giammarco, who has served as Executive Vice President and Chief Financial Officer of OdysseyRe since March 2005, resigned from OdysseyRe, effective August 15, 2006, to pursue other interests. The terms of Mr. Giammarco’s departure are being finalized. R. Scott Donovan will be appointed as Executive Vice President and become OdysseyRe’s Chief Financial Officer on August 15, 2006.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 25, 2006

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Donald L. Smith
	Name:	Donald L. Smith
	Title:	Senior Vice President, General Counsel and Corporate Secretary